SCHEDULE 14C
                            (Rule 14c-101)

           INFORMATION REQUIRED IN INFORMATION STATEMENT

                       SCHEDULE 14C INFORMATION

           Information Statement Pursuant to Section 14(c)
               Of the Securities Exchange Act of 1934

Check the appropriate box:

   	Preliminary information statement

   	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)

 x 	Definitive information statement

                   SK TECHNOLOGIES CORPORATION

             (Name of Registrant as Specified in Charter)

      Payment of Filing Fee (Check the appropriate box):

       x   No fee required

           Fee computed on table below per Exchange Act
           Rules 14c-5(g)


      (1) Title of each class of securities to which transaction applies:

                  Common Stock, Preferred Stock


     (2)  Aggregate number of securities to which
          transaction applies:

           16,259,494 Shares of Common Stock
              454,399 Shares of Series B Preferred Stock
                  793 Shares of Series D Preferred Stock


     (3) (Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)  Proposed maximum aggregate value of transaction:



      (5)  Total fee paid:

                               n/a

           Fee paid previously with preliminary materials.






           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

                                n/a

     (2)  Form, Schedule or Registration Statement No.:

                                n/a

     (3)  Filing party:

                                n/a

     (4)  Date filed:

                                n/a

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                    SK TECHNOLOGIES CORPORATION

                          500 Fairway Drive
                             Suite 104
                      Deerfield Beach, Florida 33441


                    INFORMATION STATEMENT


                WE ARE NOT ASKING YOU FOR A PROXY,
            AND YOU ARE REQUESTED NOT TO SEND US A PROXY



                              GENERAL


     This Information Statement is being furnished to the stockholders of record of SK Technologies Corporation, a Delaware corporation (the "Company"), in connection with the proposed amendment to the 1995 Stock Option Plan (the "Plan"), (the "Amendment"), by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock, Series B Preferred Stock and Series D Preferred Stock. On June 15, 1999, the Company's Board of Directors approved and recommended that the Plan be amended in order to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 1,400,000 to 3,700,000. The Amendment will become effective upon (i) a written consent of the holders of not less than a majority of the Company's outstanding Voting Capital Stock approving the Amendment. The Company anticipates that the filing of the written consent with the Company's Secretary, will occur on or about December 13, 1999 (the "Effective Date"). If the Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

     The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Item 19 of the Plan, approval of the stockholders of the Company is required to increase the aggregate number of shares of stock subject to the Plan. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the Amendment in order to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 1,400,000 to 3,700,000.

     David Peipers and related entities beneficially own in the aggregate 9,009,703 shares of the Company's Common and Series B Preferred Stock with one vote per share, and 793 shares of Series D Preferred Stock, with 1000 votes per share, representing approximately 56% (as of December 13, 1999) of the outstanding Voting Capital Stock of the Company entitled to vote on this Amendment. C. Shelton James and related entities beneficially own in the aggregate 3,873,225 shares of the Company's Voting Stock, representing approximately 22% (as of December 13, 1999) of the outstanding Voting Capital Stock of the Company entitled to vote on this Amendment. The written consent of such persons to the Amendment will become effective upon the filing of their written consents with the Secretary of the Company. The Company anticipates that the filing of such written consents will occur on or about December 13, 1999. A copy of the Plan, with the proposed Amendment is set forth as Exhibit A to this Information Statement. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is December 13, 1999 (the "Record Date").

     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will disclose in its next Quarterly Report on Form 10-QSB, the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.


                        EXECUTIVE OFFICES

     The Company's principal executive offices are located at 500
Fairway Drive, Suite 104, Deerfield Beach, Florida 33441. The telephone number is (954) 418-0101, fax number is (954) 418-0066, and the home page is http://www.storekare.com.

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

               OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were 16,259,494 shares of Common Stock outstanding, 454,399 shares of Series B Preferred Stock outstanding, which are convertible into an aggregate of 454,399 shares of Common Stock, and 793 shares of Series D Preferred Stock outstanding. Each share of Common Stock and Series B Preferred Stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Series D Preferred Stock entitles the holder thereof to 1000 votes per share on all matters submitted to stockholders. The Common Stock and Series B and D Preferred Stock constitute the sole classes of voting securities of the Company.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND MANAGEMENT

     The following table sets forth Common and Preferred Stock ownership information as of December 13, 1999, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group.

                                  Amount of
                                  Beneficial
                                  Ownership of        Percent
Name and                          Voting              of Voting
Address                           Securities (1)      Securities

Calvin S. Shoemaker                 80,091               .46%
500 Fairway Drive, Suite 104
Deerfield Beach, FL 33441

Gary S. Spirer                     106,300               .61%
150 E. 58th Street
New York, NY 10155

Capital Hill Group                   3,945               .02%
Gary Spirer, President
150 E. 58th Street
New York, NY 10155

David H. Peipers                 1,602,731 (includes    9.15%
888 Seventh Avenue               178,000 votes for
New York, NY 10106               178 shares of Series
                                 D Preferred)

Cornerhouse Ltd. Ptshp.          3,234,508 (includes   18.48%
David Peipers, G.P.              346,000 votes for
888 Seventh Avenue               346 shares of Series
New York, NY 10106               D Preferred)

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

Winsome Ltd. Ptshp               4,965,464 (includes   28.36%
David Peipers, G.P.              269,000 votes for
888 Seventh Avenue               269 shares of Series
New York, NY 10106               D Preferred)

C. Shelton James                    19,973               .11%
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Management Corp.            93               .00%
C.S. James, President
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Active
  Investors Ltd II               3,853,159             22.12%
Fundamental Mgmt Corp., G.P.
4000 Hollywood Blvd.
Hollywood, FL 33021

Melvin Goldberger                   20,333               .12%
1761 W. Hillsboro Blvd.
Deerfield Beach, FL 33442

Seventh Investment
  Bancing Corp.                     93,060               .53%
Melvin Goldberger, President
1761 W. Hillsboro Blvd.
Deerfield Beach, FL 33442

All Directors and
Executive Officers as
a Group (9 persons)             14,046,167 (includes   80.23%
                                793,000 votes for
                                793 shares of Series
                                D Preferred)


(1)The amount of beneficial ownership of Voting Capital Stock includes 211,034 shares of Preferred Stock owned by all directors and executive officers. Such shares are convertible into 211,034 shares of Common Stock.


              AMENDMENT TO THE 1995 STOCK OPTION PLAN

     On June 15, 1999, the Board of Directors approved and recommended to adopt an amendment to the 1995 Stock Option Plan, called the "Amended 1995 Stock Option Plan" (the "Plan"), to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 1,400,000 to 3,700,000. A copy of the Plan is attached hereto as Exhibit A.

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

     The Board of Directors has determined that by allowing additional options to be granted, the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

     Under the Plan, the Company has reserved an aggregate of 3,700,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

     Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, nor more than five years after the date of the grant.

     The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

     The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

     Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

     All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 3 months following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

     The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. The Board of Directors is authorized to seek the approval of the Company's stockholders to increase the aggregate number of shares subject to the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on November 27, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

     The following discussion is based on federal income tax laws and regulations in effect as of the date hereto. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax advisor.

     An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock

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

Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the years the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

     In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

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

     As of the date here of, the Company has granted 897,000 Plan Options, from the 1,400,000 original options in the Plan, which have been registered and 852,171 of these Plan Options are vested. In addition, the Company has granted an additional 1,333,500 Plan Options which are subject to stockholder approval of the Amendment to the Plan.




                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Calvin S. Shoemaker
                         Calvin S. Shoemaker, President


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